UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 30, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2005, C. Timothy White accepted the position of General Counsel of the Company effective October 1, 2005.  In connection with Mr. White’s appointment, the Compensation Committee of the Board of Directors has approved the terms of Mr. White’s compensation arrangements and agreed to enter into an Employment Agreement and Change of Control Agreement with Mr. White.  Pursuant to the Employment Agreement, Mr. White will receive an annual base salary of $500,000 and will be eligible for a bonus of .1125% of EBITDA subject to the Company meeting certain return on equity and return on asset levels.  In addition, Mr. White will also receive an annual option grant to acquire 15,000 shares of the Company’s common stock.

The Employment Agreement and Change of Control Agreement provides for severance payments to Mr. White in the event he terminates his employment for good reason (as defined in the agreements), is terminated by the Company without cause (as defined in the agreements or upon certain events following a change of control (as defined in the agreements).

A press release announcing the appointment of Mr. White and his biographical information is attached at Exhibit 99.1 of this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated August 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 30, 2005

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Chief Financial Officer, Vice President
and Secretary